EXHIBIT 23.1





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form F-3/A-1 (File No. 333-123265) and related Prospectus of Magal Security Systems Ltd. (the "Company") and to incorporation by reference therein of our reports (a) dated February 10, 2004, except for Note 10e, for which the date is February 18, 2004 and except for Note 18, for which the date is April 28, 2004, with respect to the consolidated financial statements of the Company included in its Annual Report on Form 20-F for the year ended December 31, 2003, and (b) dated February 13, 2005, with respect to the consolidated financial statements and schedule of the Company included in its Report on Form 6-K dated March 4, 2005 for the year ended December 31, 2004, both filed with the Securities and Exchange Commission.




                                            /s/Kost Forer Gabbay and Kasierer
Tel-Aviv, Israel                               Kost Forer Gabbay & Kasierer
April 4, 2005                                A member of Ernst & Young Global